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                                                                    EXHIBIT 99.7

 [NRG LOGO]

                                                                            NEWS
                                                                         RELEASE

FOR IMMEDIATE RELEASE

NRG ENERGY ENTERS PJM MARKET WITH ACQUISITION OF 1,081 MW
OF GENERATION CAPACITY FROM CONECTIV

MINNEAPOLIS; (June 25, 2001)--NRG Energy, Inc. (NYSE: NRG) acquired 1,081 megawatts (MW) of baseload electric generating plants from Delmarva Power and Light, a subsidiary of Wilmington, Del.-based Conectiv (NYSE: CIV). As part of the agreement, NRG entered into both short- and long-term purchase power contracts with Delmarva Power to provide energy and capacity for the Delmarva Peninsula.

"We are pleased to have a strong presence in the PJM market--a vibrant, relatively mature and well-functioning market for electricity," said David H. Peterson, chairman, president and CEO of NRG Energy. "This acquisition gives us a strong base from which to expand into a top three generator in this market."

The generating facilities acquired last Friday include those owned by Delmarva Power. The assets include the Indian River and Vienna Generating Stations and a partial interest in the Keystone and Conemaugh stations. A parcel of land in Dorchester County, Md. was also included in the purchase.

"Since we signed the purchase agreement in January 2000, it has been a long and difficult period of uncertainty for the employees who run these plants and we are glad to welcome them to NRG Energy," said Craig A. Mataczynski, president and chief executive officer of NRG North America. "We look forward to welcoming the employees from the New Jersey-based plants in the near future."

NRG has extended its signed purchase agreement for an additional 794 MW of assets it intends to acquire from Conectiv subsidiary, Atlantic City Electric Company (ACE). These assets include the BL England and Deepwater Generating Stations as well as additional partial ownership interests in Conemaugh and Keystone Stations. NRG expects to receive New Jersey Board of Public Utilities (NJBPU) approval in the third quarter 2001 for the purchase of these assets. Previously disclosed earnings guidance of $1.35 per share remains unchanged.

PLANT INFORMATION

The 784 MW coal-fired INDIAN RIVER GENERATING STATION is located on the Delmarva Peninsula near Millsboro, Del.

The VIENNA GENERATING STATION is a 170 MW oil-fired generating station located along the Nanticoke River in the town of Vienna, Md.



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Of the 1,711 MW coal-fired CONEMAUGH GENERATING STATION, NRG acquired 64 MW
Friday and has plans to acquire another 66 MW after receiving NJBPU approval. The plant is located on the Conemaugh River, approximately 60 miles east of Pittsburgh, Pa.

NRG also acquired 63 MW of the 1,711 MW coal-fired KEYSTONE GENERATING STATION, located approximately 50 miles east of Pittsburgh. NRG intends to acquire another 42 MW pending approval by the NJBPU.

The BL ENGLAND GENERATING STATION is a 447 MW coal- and oil-fired generating facility on Great Egg Harbor Bay in the town of Beesley's Point, N.J.

The DEEPWATER GENERATING STATION, a 239 MW gas, oil and coal facility, sits along the Delaware River near the town of Pennsville, N.J.

Certain statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements above include, but are not limited to, expected earnings and future growth and financial performance. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct. Factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements above include, among others, factors affecting power generation operations such as unusual weather conditions, unscheduled generator outages, unanticipated changes to fuel costs or availability and environmental incidents; changes in government regulation or the implementation of government regulations, including pending changes within or outside of California as a result of the California energy crisis, which could result in NRG's failure to obtain regulatory approvals required to close project acquisitions, and which could adversely affect the continued deregulation of the electric industry; risks associated with the timely completion of development projects, including obtaining competitive contracts and construction delays; and factors affecting the availability or cost of capital, such as changes in interest rates and market perceptions of the power generation industry, NRG or any of its subsidiaries.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exhaustive. For more information regarding these risks and uncertainties, please review NRG's registration statement on Form S-3, filed June 14, our annual report on Form 10-K and our other filings with the Securities and Exchange Commission.

        MORE INFORMATION ON NRG ENERGY IS AVAILABLE AT WWW.NRGENERGY.COM.

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Contacts:         Meredith Moore
                  Media Relations
                  612.373.8892

                  Rick Huckle
                  Investor Relations
                  612.313.8900